UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014

Towers Watson & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-34594	27-0676603
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

875 Third Avenue
New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (212) 725-7550

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2014, the company announced that James K. Foreman will transition from his current position as Managing Director, The Americas to serve as Managing Director, Exchange Solutions.  Carl A. Hess, currently the Global Line of Business leader for Investment, will assume the role of Managing Director, The Americas. These appointments will be effective February 1, 2014.

Item 8.01 Other Events

On January 23, 2014, the company announced that it will restructure certain of its operations by uniting company-wide expertise and resources dedicated to health exchanges within its Exchange Solutions segment. The company will combine the operations and associates from Extend Health, which it acquired in 2012; Liazon, which it acquired in late 2013; and much of its North American Technology and Administration Solution’s health care business into the existing Exchange Solutions segment.

Item 9.01  Financial Statements and Exhibits.

Item 9.01(d)  Exhibits.

Exhibit
No.	Description

99.1	Press Release dated January 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO.
(Registrant)

Date: January 27, 2014
	By:	/s/ Neil D. Falis
	Name:	Neil D. Falis
	Title:	Assistant Secretary

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